UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

Cargo Connection Logistics Holding, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-28233	65-0510294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Bayview Avenue, Inwood, New York	11096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 886-4610

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On May 28, 2008, Cargo Connection Logistics-International, Inc., an Illinois Corporation (“Cargo-International”), a wholly owned subsidiary of Cargo Connection Logistics Holding, Inc., a Florida corporation (the “Company”), entered into an agreement (the “Termination Agreement”) with AIT Worldwide Logistics, Inc. (“AIT”) to terminate the agreement with AIT to provide logistics services through the Company’s operations at its Illinois facility, dated as of April 13, 2007 (the “AIT Agreement”). The AIT Agreement did not provide for any early termination penalties.

The Termination Agreement provides:

•	the AIT Agreement is terminated effective May 30, 2008;
•	AIT will make monthly payments of $15,000 to Cargo-International from June 2008 through August 2008;
•	all other obligations owed by AIT pursuant to the AIT Agreement will be terminated; and
•	AIT will vacate Cargo-International’s premises as of May 30, 2008, located at 491 Supreme Drive, Bensenville, Illinois.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

Cargo-International and MP Cargo ORD Property LLC (“MP Cargo”, “Landlord”) entered into a Lease Agreement, dated as of January 11, 2008, (the “Lease”) for Cargo-International’s commercial use of the premises located at 491 Supreme Drive, Bensenville, Illinois 60106-1102 (the “Premises”). The Lease calls for monthly payments as follows (i) $50,000 for the first two years (ii) $52,000 for years three and four; (iii) $56,000 for years five and six; (iv) $60,000 for years seven and eight; and (v) $62,000 for the final two years of the agreement.

On May 22, 2008, Cargo-International received a notice, dated May 14, 2007, (the “Notice”) from counsel for MP Cargo that Cargo-International failed to pay the monthly payments required pursuant to the terms of the Lease. The letter demanded that Cargo-International pay a sum of $63,800 within ten (10) days in order to cure the default. The Notice provides that pursuant to the terms of the Lease and upon the failure to cure the default, Cargo-International’s right to possession of the premises will be terminated.

Pursuant to the Lease, a termination of possession would include:

•	the immediate surrender of possession and vacating the Premises by Cargo-International;
•	the delivery of possession of the Premises to MP Cargo;

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•

the right of MP Cargo, without demand or notice of any kind to Cargo-International, to enter and repossess the Premises and to expel or remove Cargo-International and any other entities that may be occupying the Premises;

•	the reletting of all or any part of the Premises; and
•	if the Premises are not relet, the payment on demand of all rent owed by Cargo-International and any other payment obligations for the remainder of the term of the Lease.

The Lease provides MP Cargo with the right to terminate the Lease and accelerate all payments due under Lease, less the fair rental value of the Premises for the remainder of the Term.

The Company is attempting to negotiate a resolution of this matter, of which no assurance can be given.

Item 3.02	Unregistered Sales of Equity Securities

On May 27, 2008, the Company entered into an agreement with Rosemary E. Ferro (“Ferro”) pursuant to which the Company issued to Ferro 250,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), in satisfaction of a $130,000 loan made to the Company by Ferro in March 2006. The 250,000,000 shares of Common Stock represent 15.9% of the Company’s outstanding shares of Common Stock.

The issuance of securities to Ferro was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.

Item 5.02	Departure of of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jesse Dobrinsky has resigned from his positions as Chief Executive Officer and President of the Company and its subsidiaries effective May 23, 2008. He remains a director of the Company.

John Udell has resigned from his position as Vice President of the Company effective May 22, 2008.

The Company’s Board of Directors has elected Scott Goodman, currently the Company’s Chief Financial Officer, as the Chief Executive Officer of the Company. The Company has not entered into any additional arrangement or compensation agreement with Scott Goodman in connection with his new position as Chief Executive Officer. It may do so in the future.

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Scott Goodman, 48, has been the Company’s Chief Financial Officer, Chief Operating Officer, Secretary and a Director since 2005. From 1996 to 2008, Mr. Goodman served as Executive Vice President of Cargo Connection Logistics Corp. From 1995 to 1996, Mr. Goodman served as Chief Financial Officer of Coast Dispatch, Inc., a New York City based irregular route common carrier. Mr. Goodman received a Bachelor of Science degree in Business Administration with a major in accounting from Northeastern University in 1982 and an MBA from Adelphi University with majors in International Business and Corporate Finance in 1984.

Item 9.01	Exhibits

Exhibit

Number	Description

10.01	Letter Agreement, dated May 27, 2008, by and between Cargo Connection Logistics Holding, Inc. and Rosemary E. Ferro.

10.02	Termination Agreement, dated May 28, 2008, by and between Cargo Connection Logistics International, Inc. and AIT Worldwide Logistics, Inc.

99.1	Letter from counsel to MP Cargo ORD Property LLC, dated May 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2008

CARGO CONNECTION LOGISTICS HOLDINGS, INC.
By:	/s/ Scott Goodman CEO
Scott Goodman
Chief Executive Officer

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